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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


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

                                                               Jurisdiction of Incorporation
Name                                                                   or Organization
----                                                           -----------------------------
Advanced Energy Japan K.K.                                                   Japan

Advanced Energy Industries GmbH                                              Germany

Advanced Energy Industries U.K. Limited                                  United Kingdom

Advanced Energy Industries, FSC Inc.                                     Virgin Islands

Tower Electronics, Inc.                                                     Minnesota

Advanced Energy Industries Korea, Inc.                                     South Korea

Advanced Energy Voorhees, Inc.                                             New Jersey

LITMAS                                                                     California

Advanced Energy Taiwan, Ltd.                                                 Taiwan

AEI US Subsidiary, Inc.                                                     Delaware

Advanced Energy California, Inc.                                           California

Advanced Energy Nevada, LLC                                                  Nevada

Advanced Energy Voorhees Nevada, LLC                                         Nevada

Advanced Energy Industries Texas, L.P.                                        Texas
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